Exhibit 10.12




                                QUEST DIAGNOSTICS

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                           (Effective January 1, 1999)

                                                                        11/2/98

        PREAMBLE

        This Quest Diagnostics Supplemental Deferred Compensation Plan is adopted by Quest Diagnostics Incorporated for the benefit of certain of its Employees, effective as of January 1, 1999. The purpose of the Plan is to provide supplemental retirement income and to permit eligible Employees the option to defer receipt of Compensation, pursuant to the terms of the Plan. The Plan is intended to be an unfunded deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

        TABLE of CONTENTS

        ARTICLE 1.............................................................1

        DEFINITIONS
        1.1- Definitions......................................................1



        ARTICLE 2.............................................................4

        PARTICIPATION
        2.1- Date of Participation............................................4
        2.2- Resumption of Participation Following Reemployment...............4
        2.3- Change in Employment Status......................................4


        ARTICLE 3.............................................................5

        CONTRIBUTIONS
        3.1- Deferral Contributions...........................................5
        3.2- Employer Contributions...........................................5
        3.3- Transfer of Assets...............................................5


        ARTICLE 4.............................................................6

        PARTICIPANTS' ACCOUNTS
        4.1- Individual Accounts..............................................6
        4.2- Accounting for Distributions.....................................6
        4.3- Separate Accounts................................................6


        ARTICLE 5.............................................................7

        INVESTMENT OF CONTRIBUTIONS
        5.1- Manner of Investment.............................................7
        5.2- Investment Decisions.............................................7


        ARTICLE 6.............................................................8

        RIGHT TO BENEFITS
        6.1- Retirement.......................................................8
        6.2- Termination of Employment........................................8
        6.3- Death............................................................8
        6.4- Adjustment for Investment Experience.............................8
        6.5- Distributions Due to an Unforeseen Emergency.....................8

        ARTICLE 7.............................................................9

        DISTRIBUTION OF BENEFITS
        7.1- Distribution of Benefits to Participants and Beneficiaries.......9
        7.2- Determination of Method of Distribution..........................9
        7.3- Notice to Trustee................................................9


        ARTICLE 8............................................................10

        AMENDMENT AND TERMINATION
        8.1- Amendment by Employer...........................................10
        8.2- Retroactive Amendments..........................................10
        8.3- Plan Termination................................................10
        8.4- Distribution Upon Termination of the Plan.......................10


        ARTICLE 9............................................................11

        THE TRUST
        9.1- Establishment of Trust..........................................11


        ARTICLE 10...........................................................12

        MISCELLANEOUS
        10.1- Communication to Participants..................................12
        10.2- Limitation of Rights...........................................12
        10.3- Spendthrift Provision..........................................12
        10.4- Facility of Payment............................................12
        10.5- Information between Employer and Trustee.......................12
        10.6- Notices........................................................12
        10.7- Governing Law..................................................13


        ARTICLE 11...........................................................14

        PLAN ADMINISTRATION
        11.1- Powers and Responsibilities of the Administrator...............14
        11.2- Nondiscriminatory Exercise of Authority........................14
        11.3- Claims and Review Procedures...................................14
        11.4- Plan's Administrative Costs....................................15

Article 1. Definitions.

1.1. Definitions. Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

(a) "Account" means an account established on the books of the Employer for the purpose of recording Deferral Contributions and Employer Contributions credited on behalf of a Participant and any income, expenses, gains or losses included thereon. For each Participant who was a participant in the MetPath Inc. Deferred Compensation Plan, a MetPath Plan Subaccount will be established as part of the Participant's Account.

(b) "Administrator" means the Quest Diagnostics Benefits Administration Committee, which has been designated by the Employer to be responsible for the administration of the Plan.

(c) "Beneficiary" means the person or persons entitled under Section 6.3 to receive benefits under the Plan upon the death of a Participant.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e) "Compensation" shall mean wages as defined in Section 3401(a) of the Code and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are otherwise excludable from the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125 or 402(e)(3) of the Code.


(f) "Deferral Contributions" means those amounts credited to a Participant's Account pursuant to Section 3.1.


(g) "Effective Date" means January 1, 1999.


(h) "Eligible Employee" means an Employee of the Employer who is determined by the Employer to be among a select group of management or highly compensated Employees and who is designated as an Eligible Employee for purposes of the Plan.


(i) "Employee" means any employee of the Employer.

(j) "Employer" means Quest Diagnostics Incorporated and any successors and assigns unless otherwise provided herein, and shall include any Related Employer or other affiliated employer adopting this Plan.

(k) "Employer Contributions" means amounts credited to a Participant's Account pursuant to Section 3.2.

(l) "Employer Stock" means any class of common stock of Quest Diagnostics Incorporated or the preferred stock of Quest Diagnostics Incorporated that is convertible into common stock.

(m) "Entry Date" means the first day of the Plan Year after the Employee becomes an Eligible Employee.

(n) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(o) "MetPath Plan Subaccount" means the subaccount established and maintained by the Administrator pursuant to Section 4.1 on behalf of each Participant who was a participant in the MetPath Inc. Deferred Compensation Plan.

(p) "Normal Retirement Age" means age sixty-five (65).

(q) "Participant" means any Employee who participates in the Plan in accordance with Article 2 hereof.

(r) "Plan" means the plan established by the Employer as set forth herein as a new plan or as an amendment to an existing plan

(s) "Plan Year" means the 12-consecutive month period beginning January 1 and ending December 31.

(t) "Related Employer" means any employer other than the Employer named herein, if the Employer and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Code Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Code Section 414(o).

(u) "Section 401(a)(17) Limit" means the maximum amount of compensation on which qualified retirement plan contributions can be made pursuant to Code Section 401(a)(17).

(v) "Trust" means the trust fund established pursuant to the terms of the Plan.

(w) "Trustee" means the corporation or individuals named in the agreement establishing the Trust and such successor and/or additional trustees as may be named in accordance with the Trust Agreement.

(x) "Valuation Date" means the last day of the Plan Year and such other date(s) as designated by the Employer.

Article 2. Participation.

2.1. Date of Participation. Each Eligible Employee on the Effective Date who has been a participant in the MetPath Inc. Deferred Compensation Plan shall become a Participant in this Plan (i) as of the Effective Date, provided he has filed an election to defer Compensation in accordance with Section 3.1, or (ii) as of the date a MetPath Plan Subaccount is established on his behalf, if he has not filed an election to defer Compensation in accordance with Section 3.1. Each Eligible Employee on the Effective Date who has not been a participant in the MetPath Inc. Deferred Compensation Plan shall become a Participant in this Plan as of the Effective Date, provided he has filed an election to defer Compensation in accordance with Section 3.1. Each other Eligible Employee shall become a Participant in this Plan on the first Entry Date after which he becomes an Eligible Employee if he has filed an election to defer Compensation pursuant to
Section 3.1 prior to such Entry Date. Notwithstanding the preceding sentence, an individual who is not an Eligible Employee on the Effective Date but first becomes an Eligible Employee during the first sixty (60) days of a Plan Year shall become a Participant in this Plan on the date he first becomes an Eligible Employee, provided he has filed an election to defer Compensation pursuant to
Section 3.1 prior to the January 1 immediately preceding the date he first becomes an Eligible Employee. If an Eligible Employee does not file an election pursuant to Section 3.1 prior to his first Entry Date (or prior to the January 1 immediately preceding the date he first becomes an Eligible Employee in the case of an Eligible Employee described in the preceding sentence), then the Eligible Employee will become a Participant in this Plan as of the first day of the Plan Year for which he has filed an election to defer Compensation (as long as he remains an Eligible Employee).

2.2. Resumption of Participation Following Reemployment. If a Participant ceases to be an Employee and thereafter returns to the employ of the Employer, he will again become a Participant as of an Entry Date following the date on which he completes an hour of service for the Employer following his reemployment, provided he is an Eligible Employee and has filed an election to defer Compensation pursuant to Section 3.1.

2.3. Change in Employment Status. If any Participant continues in the employ of the Employer or Related Employer but ceases to be an Eligible Employee, the individual shall continue to be a Participant until he is eligible to receive a distribution and until the entire amount of his benefit is distributed; provided, however, the individual shall not be entitled to make Deferral Contributions or receive an allocation of Employer Contributions during the period that he is not an Eligible Employee. In the event that the individual subsequently again becomes an Eligible Employee, the individual shall resume full participation in accordance with the last two sentences of Section 2.1.

Article 3. Contributions.

3.1. Deferral Contributions. Each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation in excess of the Section 401(a)(17) Limit by a specified percentage not exceeding twelve (12) percent, equal to a whole number multiple of one (1) percent. Notwithstanding the preceding sentence, the amount of Compensation in excess of the Section 401(a)(17) Limit deferred under this Plan, when added to the amount of Compensation deferred under the Profit Sharing Plan of Quest Diagnostics Incorporated, may not exceed eight (8) percent of Compensation. A salary reduction agreement shall become effective on the first day of the period as set forth in the Participant's election. The election will be effective to defer Compensation relating to all services performed in the Plan Year subsequent to the filing of such an election. Any subsequent election will be effective as of the first day of the following Plan Year and will apply only to Compensation payable with respect to services rendered after such date. Amounts credited to a Participant's Account prior to the effective date of any subsequent election will not be affected. A Participant shall have a nonforfeitable right to his Deferral Contributions.

The Employer shall credit an amount to the Account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may an election to defer Compensation be adopted retroactively. A Participant may not revoke or change an election to defer Compensation for a Plan Year during that year; provided, however, that a Participant who has made a hardship withdrawal under the Profit Sharing Plan of Quest Diagnostics Incorporated may not defer Compensation under this Plan for a period of 12 months from the date of the withdrawal.

3.2. Employer Contributions. The Employer shall credit an Employer Contribution to the Account maintained on behalf of each Participant who had Deferral Contributions made on his behalf during a calendar month. Notwithstanding the preceding sentence, no Employer Contribution shall be credited to a Participant who is also a participant in the Quest Diagnostics Transferee Pension Plan. The amount of the Employer Contribution to be credited shall be equal to 107.5% of the Deferral Contributions made on behalf of the Participant with respect to such calendar month, but taking into account only those Deferral Contributions made at a rate that does not exceed four (4) percent of the Participant's Compensation in excess of the Section 401(a)(17) Limit. A Participant shall have a nonforfeitable right to Employer Contributions made on his behalf.

3.3. Transfer of Assets. The Employer will, on a monthly basis, make a transfer of assets to the Trustee. The Employer shall provide the Trustee with information on the amount to be credited to each Participant's Account.

Article 4. Participants' Accounts.

4.1. Individual Accounts. The Administrator will establish and maintain an Account for each Participant which will reflect Deferral Contributions and Employer Contributions credited to the Account on behalf of the Participant with earnings, expenses, gains and losses credited thereto, attributable to the investments made with the amounts in the Participant's Account. For each Participant who was a participant in the MetPath Inc. Deferred Compensation Plan, the Administrator will establish and maintain, as part of such Participant's Account, a subaccount (the "MetPath Plan Subaccount") to reflect his participation in the MetPath Inc. Deferred Compensation Plan. The MetPath Plan Subaccount shall have an opening balance equal to the balance of the Participant's account under the MetPath Inc. Deferred Compensation Plan on the date the Participant's balance under the MetPath Inc. Deferred Compensation Plan is transferred to this Plan (with interest credited, pursuant to the terms of the MetPath Inc. Deferred Compensation Plan, from December 31, 1998 to the asset transfer date). The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account values at least once each Plan Year.

4.2. Accounting for Distributions. As of any date of a distribution to a Participant or a Beneficiary hereunder, the distribution to the Participant or to the Participant's Beneficiary(ies) shall be charged to the Participant's Account.

4.3. Separate Accounts. A separate account under the Plan shall be established and maintained to reflect the Account for each Participant with subaccounts to show separately the earnings, expenses, gains and losses credited or debited to that Account.

Article 5. Investment of Contributions.

5.1. Manner of Investment. All amounts credited to the Accounts of Participants shall be treated as though invested and reinvested only in eligible investments selected by the Employer.

5.2. Investment Decisions. Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Employer or by each Participant, or both. Notwithstanding the preceding sentence, an amount equal to a fraction, the numerator of which is 2.3 and the denominator of which is 4.3, of the Employer Contribution credited to a Participant's Account shall be treated as though invested in Employer Stock.

All dividends, interest, gains and distributions of any nature earned in respect of an investment alternative in which the Account is treated as investing shall be credited to the Account in an amount equal to the net increase or decrease in the net asset value of each investment option since the preceding Valuation Date in accordance with the ratio that the portion of the Account of each Participant that is treated as invested in the designated investment option bears to the aggregate of all amounts invested (or treated as invested) in the same investment option.

Article 6. Right to Benefits.

6.1. Retirement. If a Participant retires on or after attainment of Normal Retirement Age, the balance of the Participant's Account, plus any amounts thereafter credited to his Account, will be distributed to him in accordance with Article 7.

6.2. Termination of Employment. If a Participant terminates his employment for any reason, the balance of the Participant's Account, plus any amounts thereafter credited to his Account, will be distributed in accordance with
Article 7.

6.3. Death. If a Participant dies before the distribution of his Account has commenced, or before such distribution has been completed, his designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of his Account, plus any amounts thereafter credited to his Account. Distribution to the Beneficiary or Beneficiaries will be made in accordance with Article 7.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary's estate.

6.4. Adjustment for Investment Experience. If any distribution under this
Article 6 is not made in a single payment, the amount remaining in the Account after the distribution will be treated as invested in an interest-bearing money market account and will be subject to adjustment until distributed to reflect the income and gain or loss on such deemed investment.

6.5. Distributions Due to an Unforeseen Emergency. Subject to the provisions of
Article 7, a Participant shall not be permitted to withdraw his Account (and earnings thereon) prior to retirement or termination of employment, except a Participant may apply to the Administrator to withdraw some or all of his Account if such withdrawal is made on account of a financial hardship resulting from an unforeseen emergency in accordance with procedures set forth by the Administrator. The Administrator shall establish criteria to determine what constitutes financial hardship. Withdrawals made on account of financial hardship shall be made in a lump sum payment.

Article 7. Distribution of Benefits.

7.1. Distribution of Benefits to Participants and Beneficiaries. (a) Distributions under the Plan to a Participant or to the Beneficiary of the Participant shall be made in a lump sum in cash or, if elected by the Employer and specified in the Participant's election to defer Compensation, under a systematic withdrawal plan, (installment(s)) not exceeding 5 years, upon retirement, death or other termination of employment. Notwithstanding the preceding sentence, distributions attributable to that portion of the Employer Contribution credited to a Participant's Account treated as though invested in Employer Stock pursuant to the second sentence of Section 5.2 shall be paid in Employer Stock, and distributions attributable to other amounts credited to a Participant's Account treated as though invested in Employer Stock shall be paid in cash or Employer Stock, as elected by the Participant.

(b) Distributions under a systematic withdrawal plan must be made in substantially equal annual installments, in cash, over a period certain which does not extend 5 years.

7.2. Determination of Method of Distribution. The Participant will determine the method of distribution of benefits to himself and the method of distribution to his Beneficiary. Such determination will be made at least two (2) years prior to the date on which a distribution is made pursuant to Section 6.1, 6.2 or 6.3. If the Participant does not determine the method of distribution to him or his Beneficiary within the time frame set forth in the preceding sentence, the method shall be a lump sum.

7.3. Notice to Trustee. The Administrator will notify the Trustee in writing whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator's notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

Article 8. Amendment and Termination.

8.1. Amendment by Employer. The Employer reserves the authority to amend the Plan by filing with the Trustee an amendment or a restated Plan document, executed by the Employer only, in which the Employer has indicated a change or changes in provisions previously elected by it. Such changes are to be effective on the effective date of such amendment or restated Plan document. Any such change notwithstanding, no Participant's Account shall be reduced by such change below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy the Code or ERISA. The Employer's board of directors or other individual specified in the resolution adopting this Plan shall act on behalf of the Employer for purposes of this Section.

8.2. Retroactive Amendments. An amendment made by the Employer in accordance with Section 8.1 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Employer shall be subject to the provisions of Section 8.1.

8.3. Plan Termination. The Employer has adopted the Plan with the intention and expectation that contributions will be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination.

8.4. Distribution upon Termination of the Plan. Upon termination of the Plan, no further Deferral Contributions or Employer Contributions shall be made under the Plan, but Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan.

Article 9. The Trust

9.1. Establishment of Trust. The Employer shall establish the Trust between the Employer and the Trustee, in accordance with the terms and conditions as set forth in a separate agreement, under which assets are held, administered and managed, subject to the claims of the Employer's creditors in the event of the Employer's insolvency, until paid to Participants and their Beneficiaries as specified in the Plan. The Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto.

Article 10. Miscellaneous.

10.1. Communication to Participants. A summary of the Plan will be communicated to all Participants by the Employer promptly after the Plan is adopted.

10.2. Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

10.3. Spendthrift Provision. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

10.4. Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

10.5. Information between Employer and Trustee. The Employer agrees to furnish the Trustee, and the Trustee agrees to furnish the Employer with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code or ERISA and any regulations issued or forms adopted thereunder.

10.6. Notices. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

(a) If it is sent to the Employer or Administrator, it will be at the address specified by the Employer;

(b) If it is sent to the Trustee, it will be sent to the address set forth in the Trust Agreement; or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addresser's then effective notice address.

10.7. Governing Law. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.

Article 11. Plan Administration.

11.1. Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

(a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b) To interpret the Plan,
its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d) To administer the claims and review procedures specified in Section 11.3;

(e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f) To determine the person or persons to whom such benefits will be paid;

(g) To authorize the payment of benefits;

(h) To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; and

(i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan.

11.2. Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

11.3. Claims and Review Procedures.

Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b) Review Procedure. Within 60 days after the date on which a person receives written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and
(ii) submit issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

11.4. Plan's Administrative Costs

The Employer shall pay all reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust.



IN WITNESS WHEREOF, the Employer by its duly authorized officer(s), has caused this Plan to be adopted on ____day of _____________________, 1998.



EMPLOYER

By:_____________________________
  (Title)